Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

        We hereby consent to the use of our estimates of proved reserves and future cash flows of Layne Christensen Company (the "Company") as of January 31, 2006 and 2007 and information based on our reserve reports included in, or incorporated by reference into, the Company's Registration Statement on Form S-1 (the "Registration Statement") and the prospectus to which the Registration Statement is related.

        We also consent to the reference to us under the heading "Experts" in the Registration Statement and the prospectus to which the Registration Statement is related.

/s/ Cawley, Gillespie & Associates, Inc. Cawley, Gillespie & Associates, Inc. Petroleum Engineers Ft. Worth, Texas September 19, 2007